Exhibit 99.1

GL Brands, Inc. Begins Trading Today on the OTCQB® Venture Market

Dallas, Texas--(OTC PR Wire - February 18, 2020) - GL Brands, Inc. (OTCQB: GRLB) ("the Company"), a global hemp consumer packaged goods company and global house of brands based in Dallas, TX, is pleased to announce that the company is trading on the thriving OTCQB Venture Market.

The OTCQB Venture Market offers early stage and developing companies the benefits of being publicly traded in the U.S. with lower cost and complexity than a U.S. exchange listing. Streamlined market standards enable growing companies like GL Brands to provide a strong baseline of transparency to inform and engage U.S. investors. It is recognized by the SEC as an established public market.

CEO Carlos Frias comments: “Qualifying for the OTCQB is a benchmark event, pairing increased transparency with increased access to opportunities and partnerships in line with our vision for explosive growth in the rapidly expanding cannabis industry.”

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About GL Brands Inc.:

GL Brands is a global hemp consumer packaged goods company that creates authentic, enduring and culturally relevant brands engaged in the development and sale of cannabis-derived wellness products. Through its premier brands Green Lotus™ and Irie CBD, GL Brands delivers a full portfolio of hemp-derived CBD products, including tinctures, soft gels, gummies, sparkling beverages, vapes, flower and topical segments to promote greater wellness and balance, in the U.S. and throughout the world. For more information, please visit https://www.glbrands.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe GL Brand's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of GL Brand's products and services, changes in relationships with third parties, and other factors described in GL Brand's most recent periodic filings with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, changes in general industry or regional market conditions; changes in consumer and customer preferences for our products; loss of business from increased competition; changes in strategic relationships; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; changes in regulatory conditions; changes in tax laws; import and export duty and tariff rates in or with the countries with which we conduct business; and negative impact of any governmental investigations and associated litigations.

The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is not obligated to revise or update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Investor Contacts:

Phil Carlson / Erika Kay
Phone: (212) 896-1233
Email: pcarlson@kcsa.com / ekay@kcsa.com

Media Contacts:

Anthony Feldman / Nick Opich
KCSA Strategic Communications
(347) 487-6194 / (212) 896-1206
afeldman@kcsa.com / nopich@kcsa.com

Press Release provided by OTC PR Wire

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